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                                                                      Exhibit 1.
                              ARTICLES OF INCORPORATION
                                     (as Amended)

                                          OF

                              COLUMBIA GROWTH FUND, INC.


     The undersigned natural persons of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopts the following Articles of Incorporation, as amended:

                                      ARTICLE I

     The name of the corporation is COLUMBIA GROWTH FUND, INC., and its duration shall be perpetual.

                                      ARTICLE II

     The purpose or purposes for which the corporation is organized are:

     1. To carry on the operation of a diversified open-end investment company of the management type engaged primarily in the business of investing, reinvesting and trading in securities. This business will include, but will not necessarily be limited to the purchase, holding, and sale of:

          a) shares of stock or voting trust certificates issued or created in respect of shares by any domestic or foreign corporation, either public, quasi-public or private, association, trust or other organization;

          b) bonds, notes, certificates of indebtedness or other negotiable securities issued by such organizations as set forth in (a) above;

          c) any bonds, notes, certificates of indebtedness, or other negotiable securities issued or guaranteed by federal, state, county, town, or district or other governmental entities or agencies, domestic or foreign;

          d)   deposits in any federal or state domestic bank or trust company;

          e)   call loans upon collateral;


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          f)   other securities of whatever nature.

     2. To issue and sell its shares in such amounts, on such terms and conditions for such purposes and for such considerations now or hereafter permitted by law and these Articles of Incorporation, as its Board of Directors may determine.

     3. To acquire through purchase, exchange, or otherwise, hold, dispose of, transfer, reissue or cancel its own shares in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation, without the vote or consent of the holders of any class of stock of the corporation.

     4.   To have and exercise any and all powers given or permitted by law.

                                     ARTICLE III

     The aggregate number of shares which the corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock having a par value of one cent ($.01) per share.

     Existing shareholders shall not have any pre-emptive rights, including those rights which would otherwise be conferred upon existing shareholders of ORS 57.136.

                                      ARTICLE IV

     The address of the initial registered office of the corporation is 1200 Cascade Building, 520 S. W. Sixth Avenue, Portland, Oregon 97204, and the name of its initial registered agent at such address is Stewart Tremaine.

                                      ARTICLE V

     The number of directors constituting the initial Board of Directors of the corporation is five (5), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     NAME                                         ADDRESS
     ----                                         -------

     John J. Inskeep, Jr.          621 S. W. Morrison, Portland, Oregon
     James F. Rippey               621 S. W. Morrison, Portland, Oregon
     Merrill H. Kendall            2185 Fairmont Blvd., Eugene, Oregon


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     James Kelly                   7507 S. W. Westmoor Way, Portland, Oregon
     John Kinsman                  3727 S. E. Spaulding, Milwaukie, Oregon

                                      ARTICLE VI

     The name and address of each incorporator is:

     NAME                                         ADDRESS
     ----                                         -------

     John J. Inskeep, Jr.          621 S. W. Morrison, Portland, Oregon
     James F. Rippey               621 S. W. Morrison, Portland, Oregon
     Loren L. Wyss                 621 S. W. Morrison, Portland, Oregon
     Albert D. Corrado             621 S. W. Morrison, Portland, Oregon

                                     ARTICLE VII

     The asset value of each share of the corporation outstanding shall be determined by the Board of Directors as of the close of business of the New York Stock Exchange on each day that the New York Stock Exchange is open (herein referred to as business day). The Board of Directors may also cause to be determined the asset value as of any particular time in addition to the close of business on the New York Stock Exchange on each day when the New York Stock Exchange is open. Such additional or interim determination may be made either by appraisal or by calculation or by estimate. Any such calculation or estimate may be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal, and made in a manner which in the opinion of the Board of Directors will fairly reflect the changes in the asset value. Any determination of asset value made pursuant to this Article shall be binding on all parties concerned.

     The Board of Directors may declare a suspension of the determination of assets value for the whole or any part of any period, (1) during which the New York Stock Exchange is closed other than customary weekend and holiday closings,
(2) during which trading on the New York Stock Exchange is restricted, (3) during which an emergency exists as a result of which disposal by the corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the corporation fairly to determine the value of its net assets; provided the applicable rules and regulations of the Securities and Exchange Commission (or


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any succeeding governmental authority) shall govern as to whether the conditions prescribed in (2) or (3) exist. Such suspension shall take effect at such time as the Board of Directors shall specify but not later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of asset value until the Board of Directors shall declare the suspension at the end, except that the suspension shall terminate in any event of the first day on which said stock exchange shall have reopened or the period specified in (2) or (3) shall have expired (as to which, in the absence of an official ruling by said Commission or succeeding authority, the determination of the Board of Directors shall be conclusive.)

     The asset value of each share of the corporation as of any particular time shall be the quotient obtained by dividing the value, as at such time, of the net assets of the corporation (i.e., the value of the assets of the corporation less its liabilities exclusive of capital and surplus) by the total number of shares outstanding at such time, all determined and computed as follows:

     A. The assets of the corporation shall be deem to include (1) all cash on hand or on deposit, including any interest accrued thereon, (2) all bills and demand notes and accounts receivable, (3) all bonds, time notes, shares of stock, subscription rights, and other securities owned or contracted for by the corporation, other than its own shares, (4) all stock and cash dividends and cash distributions to be received by the corporation and not yet received by it when the asset value is being determined as of the record date (or the exdividend date if different from the record date) or a date subsequent thereto,
(5) all interest accrued on any interest-bearing securities owned by the corporation (except interest accrued on securities in default which is included in the quoted price) and (6) all other property of every kind and nature including prepaid expenses; the value of such assets to be determined as follows:

          (a) The value of any cash on hand or on deposit, bills and demand notes and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received, shall be deemed to be the full amount thereof unless


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     the Board of Directors shall have determined that any such deposit, bill, demand note or account receivable is not worth the full amount thereof, in which event the value thereof shall be deemed to be the reasonable value thereof;

          (b) The value of any bond, time note, share of stock, subscription right or other security, which shall be listed or dealt in upon the New York Stock Exchange, shall be determined as of the close of business by taking the last sale price (or lacking any sales, a price not higher than the closing asked price and not lower than the closing bid price therefor as the Board of Directors may from time to time determine) on the date as of which the asset value is being determined, all as reported by any means in common use or authorized by the New York Stock Exchange; and in the case of determinations made other than as of the close of business, the latest available quotations (i.e., last sale on that day or latest bid price if no sale occurred on that day) shall be used; provided, however, that the Board of Directors may by resolution permit over-the-counter rather than stock exchange quotations to be used when they appear to the Board of Directors to reflect more closely the fair value of any particular security in the portfolio;

          (c) The value of any bond, time note, share of stock, subscription right or other security which shall not be listed or dealt in on the New York Stock Exchange, shall be determined as nearly as possible in the manner described in subparagraph A (b) above, if listed or dealt in on any of the exchange, unless the Board of Directors shall determine that some other form of quotation better reflects its value in which event that form of quotation shall be used; and

          (d) In the case of any bond, time note, deposit, share of stock subscription right, other security or other property for which no price quotations are available as above provided the value thereof shall be as determined from time to time in such manner as the Board of Directors shall from time to time provide by resolution.


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     B.   The liabilities of the corporation shall be deemed to include (1) all bills and accounts payable, (2) all administrative expenses payable and/or accrued, (3) all contractual obligations for the payment of money or property, including the amount of any unpaid dividends upon the shares of the corporation, declared to shareholders of record, at or before the time as of which the asset value is being determined, (4) all reserves authorized or approved by the Board of Directors for taxes or contingencies, including such reserves, if any, for taxes based on any unrealized appreciation in the value of the assets of the corporation, and (5) all other liabilities of the corporation of whatsoever kind and nature except liabilities represented by outstanding shares and surplus of the corporation.

     C.   For the purpose of this Article VII:

          (1) Shares of the corporation sold shall be deemed to be outstanding as of the time when the sale is reported to the corporation or its agent for determining asset value, and the net sale price thereof to the corporation (less commission, if any, and less any stamp or other tax payable by the corporation in connection with the issuance thereof) shall be deemed to be an asset of the corporation; and

          (2) Shares of the corporation deposited for redemption by the corporation under the first paragraph of Article IX, shall be deemed to be outstanding at that time as of which the purchase price is determined, and shares purchased under the second paragraph of Article IX shall be deemed to be outstanding at the close of business on the date of purchase, and thereafter they shall be deemed unissued shares but until paid the price thereof deemed to be a liability of the corporation; and

          (3) Funds on deposit and contractual obligations payable to the corporation in foreign currency and liabilities and contractual obligations payable by the corporation in foreign currency shall be taken at the current cable rate of exchange as nearly as practicable at the time as of which the asset value is computed.

     The Board of Directors may delegate any of is powers and duties under this
Article VII with respect to the determination of asset value to one or more of the officers of the


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corporation, or to the custodian or depository of the corporation's assets, or to the investment adviser.

                                     ARTICLE VIII

     The Board of Directors may cause to be issued and sold shares of the corporation for cash which shall in every case be paid to the custodian or depository of the corporation's assets as agent of the corporation before the delivery of any certificate for such shares. Any authorized shares, including additional shares which may hereafter be authorized by vote of the shareholders, as well as any shares which may have been redeemed, repurchased or otherwise acquired and canceled by the corporation, may be sold at a price which will net the corporation, before paying any taxes in connection with such issue or sale, the asset value thereof (as defined in Article VII hereof) which is next computed after the receipt of an unconditional order for such shares, but in no event shall the consideration received for such shares expressed in dollars be less than the par value thereof.

     In any contract with an underwriter or in any other arrangement made for the offering of the shares, a method of computing the offering price shall be provided so that the offering price shall not exceed the asset value.

     No shares shall be sold by the corporation (although shares previously contracted to be sold may be issued upon payment therefore) during any period when the determination of asset value is suspended by declaration of the Board of Directors pursuant to the provisions of Article VII hereof.

     In connection with the acquisition of all or substantially all the assets of another investment or personal holding company or trust, the Board of Directors may cause to be issued shares of the corporation and accept in payment therefor such assets at market value in lieu of cash, provided that such assets are of the character in which the Board of Directors are permitted to invest the funds of the corporation.

     The corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including without limitation, the right to vote and to receive dividends, and


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wherever the words "share" or "shares" are used in these Articles or in the
By-Laws of this corporation they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

     The Board of Directors may authorize the custodian and/or transfer agent to assess a charge to be applied to administrative costs on each purchase under
Article VIII.

                                      ARTICLE IX

     In case any shareholder of record in the corporation at any time desires to dispose of his shares, he may deposit his certificate or certificates therefor duly endorsed or accompanied by a proper instrument of transfer at the office of the custodian or depository of the corporation's assets together with a request that the corporation redeem the shares represented thereby in accordance with this paragraph of Article IX; and the shareholder so depositing his certificate or certificates shall be entitled to require the corporation to redeem, and the corporation shall redeem, his said shares, but only at the asset value of such shares (as defined in Article VII hereof) which is next computed after the deposit of the certificate or certificates. Payment for such shares shall be made by the corporation to the shareholder of record within seven (7) days after the date upon which the shares are deposited. If the determination of the redemption price is postponed beyond the date on which it would normally occur by reason of a declaration by the Board of Directors suspending determination of asset value pursuant to said Article VII, the right of the shareholder to have his shares redeemed by the corporation shall be similarly suspended any he may withdraw his certificate or certificates from deposit if he so elects, or if he does not so elect, the redemption price shall be the asset value determined as of the close of business upon the first day, after the suspension, upon which such a determination is made and payment thereof shall be made within seven (7) days thereafter.

     The corporation may, however, redeem shares of the corporation by agreement with the owner thereof at a price not exceeding the asset value in effect at the time when the redemption or contract of redemption is made or at an asset value later to become effective.


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     Shares redeemed by the corporation pursuant to either of the two directly preceding paragraphs in this Article IX shall be deemed authorized and unissued and may be sold by the corporation, and shall be subject to a redemption charge of 1% of the purchase price. The redemption charge shall be retained by the custodian of the purchase price. The redemption charge shall be retained by the custodian of the corporation's assets and credited against agency, custodian and transfer fees charged to the corporation. Should such redemption fees exceed custodial and transfer charges during the corporation's fiscal year, any such excess shall be returned to the corporation within thirty days as of the close of such fiscal year. The Board of Directors may declare a suspension of the redemption fee at its discretion.

     These Articles of Incorporation are those originally adopted by the shareholders on November 23, 1966, and as duly amended by action of the shareholders on June 13, 1967, and March 20, 1969.

     DATED this 16th day of June, 1972.


                                   JOHN J. INSKEEP, JR.
                                   ------------------------------

                                   JAMES F. RIPPEY
                                   -------------------------

                                   ALBERT D. CORRADO
                                   -------------------------

                                   LOREN L. WYSS
                                   -------------------------


STATE OF OREGON    )
                   )  SS
COUNTY OF MULTNOMAH)

     I, Janice M. Tankersley, a notary public of Oregon, hereby certify that on the 16th day of June, 1924, personally appeared before me John J. Inskeep, Jr., James F. Rippey, Loren L.


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Wyss and Albert D. Corrado, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.


                                   JANICE M. TANKERSLEY
                                   ------------------------------------
                                   Notary Public for Oregon

                                   My commission expires:  May 21, 1976



These Articles of Incorporation consist of the Articles of Incorporation as originally adopted, and as subsequently amended as stated above, and such subsequently amended on the following dates:

March 29, 1984


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